SECURITIES AND EXCHANGE COMMISSION

                                   FORM S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             KELLY SERVICES, INC.
            (Exact name of registrant as specified in its charter)

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           Delaware                                           38-1510762
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                         Identification No.)

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                           999 West Big Beaver Road
                             Troy, Michigan 48084
                                (248) 362-4444
                 (Address, including zip code, and telephone
            number including area code, of registrant's principal
                              executive office)

                        -----------------------------

                              George M. Reardon
                        Secretary and General Counsel
                             Kelly Services, Inc.
                           999 West Big Beaver Road
                     Troy, Michigan 48084 (248) 362-4444
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

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                       Copies of all communications to:
                            David D. Joswick, Esq.
                 Miller, Canfield, Paddock and Stone, P.L.C.
                        150 West Jefferson, Suite 2500
                           Detroit, Michigan 48226

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                       CALCULATION OF REGISTRATION FEE

Title of securities      Amount to be         Proposed maximum            Proposed maximum            Amount of
  to be registered        Registered      Offering price per share*   aggregate offering price*   Registration fee
--------------------     ------------     -------------------------   -------------------------   ----------------
   Class A Common      1,000,000 shares           $27 3/16                   $27,187,500              $7,558.13
  Stock, $1.00 par
       value

*Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on May 24, 1999, as reported on the Nasdaq Stock Market.

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PART I - INFORMATION REQUIRED IN PROSPECTUS

[LOGO GRAPHIC OMITTED]
KELLY SERVICES

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                  Prospectus

                             Kelly Services, Inc.

                         Shareholder Investment Plan

Kelly Services is pleased to offer you the opportunity to participate in its Shareholder Investment Plan (the "Plan"). The Plan is designed to provide you with a convenient method to purchase shares of Kelly Services Class A Common Stock and to reinvest cash dividends in the purchase of additional shares. State Street Bank and Trust Company is the transfer agent for Kelly Services. EquiServe, Limited Partnership ("EquiServe, L.P."), the service provider for State Street Bank and Trust Company, is the Plan Administrator (the "Administrator").

This Prospectus relates to 1,000,000 shares of Class A Common Stock (par value $1.00 per share) to be offered for purchase under the Plan. Shares of Class A Common Stock are non-voting.

Shares of Class A Common Stock purchased under the Plan will be, at the option of Kelly Services, newly issued shares, shares held in the treasury of Kelly Services, or shares purchased in the open market by the Plan Administrator.

This Prospectus contains a summary of the material provisions of the Plan and should be retained for future reference.

Kelly Services Class A Common Stock is traded on the Nasdaq Stock Market under the symbol KELYA. The average of the high and low prices of the Class A Common Stock as reported on the Nasdaq Stock Market on May 17, 1999 was $25 5/16 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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                The date of this Prospectus is May 26, 1999.

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Information About Kelly Services

Kelly Services is one of the largest global suppliers of staffing services. Kelly and its subsidiaries provide staffing services to a diversified group of customers through offices located in major cities of the United States, Australia, Belgium, Canada, Denmark, France, Germany, Ireland, Italy, Luxembourg, Mexico, the Netherlands, New Zealand, Norway, Puerto Rico,
Russia, Spain, Sweden, Switzerland and the United Kingdom. Kelly serves a wide cross-section of customers from industry, commerce, the professions, government, and individuals. During recent years approximately 190,000 customers, including the largest corporations in the world, use Kelly's services.

Kelly Services divides its operations into three segments: (1) U. S. Commercial Staffing; (2) Professional, Technical and Staffing Alternatives ("PTSA"); and (3) International. U. S. Commercial Staffing includes primarily office clerical, marketing and semi-skilled light industrial services. PTSA includes technical skills related to engineering, information technology, scientific, accounting and finance, and management services. Staff leasing services are provided under the name of Kelly Staff Leasing, Inc., a wholly-owned subsidiary of Kelly Services. Home care services to those who need help with their daily living needs and personal care are furnished under the name of Kelly Assisted Living Services, Inc., which is a wholly-owned subsidiary of Kelly Services. Legal staffing services are provided under the name of The Law Registry, another wholly-owned subsidiary.

Kelly Services is organized as a Delaware corporation with its principal executive offices located at 999 West Big Beaver Road, Troy, Michigan 48084. Our telephone number is (248) 362-4444.

Key Features of the Plan:

Enrollment: If you currently own Kelly Services Class A Common Stock registered in your name, you may participate in the Plan by completing and returning an enrollment form. If you own Kelly Services stock, but your shares are currently held by a bank or broker in their name (i.e., "street name"), first you will need to register the shares in your name and then complete an authorization form.

If you currently do not own any shares of Kelly Services Class A Common Stock, you may join the Plan by completing an authorization form and making an initial cash investment of at least $250.00.

Additional Investments: Once you have enrolled, you may make additional investments in any amount from $50.00 to $100,000.00 per year by check or money order, or through automatic monthly deductions from a qualified bank account.

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Dividend Reinvestments: You may reinvest all, some or none of your cash dividends in additional shares of Kelly Services Class A Common Stock. You may change your reinvestment election at any time.

Safekeeping of Shares: All shares of Kelly Services Class A Common Stock purchased through the Plan will be held by the Plan Administrator in book-entry form in your account. If you hold Kelly Services Class A Common Stock certificates outside of the Plan, you may deposit those certificates for safekeeping with the Plan Administrator and those shares will be reflected in your Plan account.

Sale of Shares: The Plan provides you with the ability to sell all or any portion of Kelly Services Class A Common Stock held in the Plan in book-entry form. You may also request to receive a certificate for these shares and sell the shares outside the Plan.

Fees: There are certain enrollment, investment, brokerage and sales fees associated with the Plan.

More Information: For more information about the Plan, call the Plan's toll free number, (800) 829-8259 or see our website at www.kellyservices.com.


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Information About the Plan


ELIGIBILITY AND ENROLLMENT

1. How does a Kelly Services shareholder enroll in the Plan?

If you are already a Kelly Services shareholder of record (i.e., if you own shares that are registered in your name, not your broker's), you may enroll in the Plan simply by completing and returning an Authorization Form.

2. I already own shares, but they are held by my bank or broker and registered in "street name". How can I participate?

If you currently own shares of Kelly Services stock that are held on your behalf by a bank or broker (i.e., "street name"), you will need to arrange with your bank or broker to have at least one share registered directly in your name in order to be eligible to participate. Once the shares are registered in your name, you can complete an Authorization Form. Alternatively, you may enroll in the Plan in the same manner as someone who is not currently a shareholder.

3. I'm not currently a shareholder. May I participate in the Plan?

If you currently do not hold shares of Kelly Services Class A Common Stock, you may enroll in the Plan by completing an Authorization Form for new investors and making an initial investment of at least $250.00 by check or money order. An enrollment fee of $10.00 will be deducted from your initial investment.

4. Are there fees associated with enrollment?

Participation in the Plan is subject to the following fees. These fees may change at any time and you will be notified of any changes.

FEE SCHEDULE

One-time enrollment fee in direct purchase plan                  $10.00*
Direct purchase investment fees
         For each check or money order                           $ 5.00
         For each automatic debit                                $ 2.00
         Brokerage trading fees:
         Direct Purchase fee (per share)                         $  .05
         Sales fee (per share)                                   $  .12
Fee on each sale of shares                                       $15.00
Fee for bounced check or rejected
         automatic deductions                                    $25.00

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* If you are not a record holder, this enrollment fee will apply and will be deducted from your initial investment.

5. Who may participate in the Plan?

All U.S. citizens are eligible to participate, whether or not they are currently shareholders. Foreign citizens are eligible to participate as long as their participation would not violate any laws in their home countries.

ADDITIONAL INVESTMENTS

6. What are the minimum and maximum amounts for additional investments?

The minimum amount for additional investments is $50.00 and the maximum amount is $100,000.00 during any calendar year.

7. How do I make an additional investment?

You may send a check or money order payable in U.S. dollars to Kelly Services Shareholder Investment Plan. Checks must be drawn against a U.S. bank or U.S. bank affiliate. Cash and third-party checks are not allowed. Checks or money orders must be accompanied by the appropriate section of your account statement and mailed to The Kelly Services Shareholder Investment Plan, c/o EquiServe, L.P., P.O. Box 8200, Boston, Massachusetts 02266-8200.

8. May I have additional investments automatically deducted from my bank account?

Yes. You may authorize monthly automatic deductions from an account at a financial institution that is a member of the National Automated Clearing House Association.

o To initiate this service, you must send an Authorization Form, with the "Automatic Deduction Service" section completed, to the Plan Administrator.
o To change any aspect of the instruction, you must send a revised Authorization Form, with the "Automatic Deduction Service" section completed, to the Plan Administrator.
o To terminate the deductions, you must notify the Plan Administrator in writing.

Initial set-up, changes and terminations to the automatic deduction instructions will be made as soon as practicable. Once effective, funds will be deducted from your designated account on the 15th day of each month, or the next business day if the 15th is not a business day.

9. Will I be charged fees for additional investments?

Yes. For any investment made by check or money order, an investment fee of $5.00 will be deducted at the time of the investment. An investment fee of $2.00 per investment will be deducted for any investment made by automatic monthly deduction. In addition, the purchase price will include a service fee of $.05 per share, which includes brokerage commissions.

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10. How are payments with "insufficient funds" handled?

If the Plan Administrator does not receive a payment because of insufficient funds or incorrect draft information, the requested purchase will be deemed void, and the Plan Administrator will immediately remove from your account any shares purchased in anticipation of receiving such funds. If the net proceeds from the sale of such shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.

In addition, an "insufficient funds" fee of $25.00 will be charged. The Plan Administrator may place a hold on the Plan account until the "insufficient funds" fee is received from you, or may sell shares from your account to satisfy any uncollected amounts.

11. When will shares be purchased?

The Plan Administrator will buy shares on Friday of each week (or the next business day) if your funds are received no later than two business days before that day.

12. What is the price of shares purchased under the Plan?

The purchase price for shares purchased by the Plan Administrator in the open market will be the average weighted price per share paid by the Plan Administrator for all purchases made that week for Plan participants. The purchase price for shares purchased from or sold to Kelly Services will be the average of the high and low sales price reported on the Nasdaq National Market for the day of the transaction.

For automatic monthly purchases, shares will be purchased during the week after the week of the 15th, beginning on Friday of that week, if your enrollment material is received by the last business day of the previous month.

The Plan Administrator will use your investment to purchase as many full shares as possible and will use any amount remaining to purchase a fraction of a share.

DIVIDENDS

13. Must my dividends be reinvested automatically?

No. You may elect partial or no reinvestment of your dividends by completing the appropriate form obtained from the Plan Administrator. Unless you make an election, all cash dividends on shares you hold outside of the Plan will be paid to you, and dividends on shares in your Plan account will be reinvested automatically in additional shares of Kelly Services Class A Common Stock. If you choose partial investment, you must identify the percentage of shares in your account on which you would like to receive cash payments for dividends.


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14. When will my dividends be reinvested and at what price?

The reinvestment of your dividends will generally be completed within five business days of the dividend payment date. The price of shares purchased with the dividends will be the weighted average price of all shares purchased with reinvested dividends.

SOURCE OF STOCK

15. What is the source of Kelly Services stock purchased through the Plan?

At Kelly Services' option, share purchases will be made in the open market or directly from Kelly Services. Share purchases on the open market may be made on any stock exchange where Kelly Services Class A Common Stock is traded or by negotiated transactions on such terms as the Plan Administrator may reasonably determine. Neither Kelly Services nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by the Plan Administrator.

SALE OF SHARES

16. How do I sell my shares?

You can sell some or all of the Plan shares you hold in book-entry form by providing written instructions to the Plan Administrator. Each account statement you receive will have a form for this purpose. You can also sell your shares by calling the Plan Administrator.

The Plan Administrator will sell shares daily. The sale price for your shares will be the average weighted price per share received by the Plan
Administrator for all sales made that day for Plan participants. A $15.00 service charge and a service fee of $.12 per share, which includes brokerage commissions, will be deducted from your sale proceeds.

Please note that the Plan Administrator is not able to accept instructions to sell on a specific day or at a specific price.

If you prefer, you can withdraw shares from the Plan, at no cost to you, and sell them through a broker of your own choosing. Shares will normally be mailed to you within five business days of receipt of your instructions. If you sell a portion of your shares, the Plan Administrator will continue to reinvest the dividends on the percentage of shares previously authorized by you.

HOW SHARES ARE HELD

17. How does the safekeeping service (book-entry shares) work?

All shares of Kelly Services stock that are purchased through the Plan will be held by the Plan Administrator and registered in book-entry form in your Plan account on the records of the Plan Administrator. If you hold Kelly Services Class A Common Stock certificates outside the Plan you may also, at any time, deposit those certificates for safekeeping with the Plan Administrator,


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and the shares represented by the deposited certificates will be included in book-entry form in your Plan account.

18. How do I deposit my Kelly Services stock certificates with the Plan Administrator?

To deposit certificates into the Plan, you should send your certificates, by registered and insured mail, to the Plan Administrator at P.O. Box 8200, Boston, MA 02266-8200, with written instructions to deposit those shares in your Plan account. The certificates should not be endorsed and the assignment section should not be completed.

19. Are there any charges associated with this custodial service?

No. There is no cost to you either for having the Plan Administrator hold the shares purchased for you through the Plan or for having the Plan
Administrator deposit the stock certificates you hold into your account.

20. How can I receive a stock certificate?

Normally, stock certificates for shares purchased under the Plan will not be issued; rather shares will be registered in the name of the Plan Administrator or its nominee and credited to your Plan account. However, you may request a stock certificate by indicating your preference on the stub attached to your account statement and forwarding it to the Plan Administrator. There is no charge for this service. Stock certificates for fractional shares will not be issued under any circumstances.

TRANSFERS OF SHARES

21. Can I transfer shares that I hold in the Plan to someone else?

Yes. You may transfer ownership of some or all of your Plan shares by sending the Plan Administrator written transfer instructions. Your signature must be "Medallion Guaranteed" by a financial institution. Most banks and brokers participate in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing is in fact the owner of the participant's account.

You may transfer shares to new or existing Kelly Services shareholders. However, a new Plan account will not be opened for a transferee as a result of a transfer of less than one full share. If you are opening a new Plan account for a transferee, you must include an Authorization Form with the transfer instructions. If no indication is given, the new Plan account will be coded for full dividend reinvestment.


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WITHDRAWAL FROM THE PLAN

22. How do I close my Plan account?

You may terminate your participation in the Plan either by giving written notice to the Plan Administrator or by completing the appropriate section of your account statement and returning it to the Plan Administrator. Upon termination, you must elect either to receive a certificate for the number of whole shares held in your Plan account and a check for the value of any fractional shares, or to have all of the shares in your Plan account sold for you as described above and pay applicable fees and commissions.

The Plan Administrator will send you your proceeds, without interest, or your certificates as soon as is practicable. If a notice of withdrawal is received on or after the record date, but before the related dividend payment date, the Plan Administrator will not process your request until after the dividend reinvestment has posted to your account. Thereafter, cash dividends on shares you physically hold will be paid out to you and not reinvested in Kelly Services Class A Common Stock.

ADMINISTRATION

23. Who administers the Plan?

The Plan is administered by EquiServe, L.P., the service provider for State Street Bank and Trust Company, Kelly Services' stock transfer agent. As Plan Administrator, EquiServe, L.P. acts as agent for Plan participants and keeps records, sends statements and performs other duties relating to the Plan.

Purchase and sales of Kelly Services Class A Common Stock under the Plan are made by an independent broker-dealer acting as purchasing agent for Plan participants. To the extent required by applicable law in certain jurisdictions, shares offered under the Plan are offered through an independent broker-dealer.

24. How do I contact the Plan Administrator?

To request enrollment packages or for other questions, please call
(800) 829-8259

         or write to:
                  The Kelly Services Shareholder Investment Plan
                  c/o EquiServe, L.P.
                  P.O. Box 8200
                  Boston, Massachusetts  02266-8200

         or refer to the Plan Administrator's website:
                  www.equiserve.com

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When communicating with the Plan Administrator, you should have available your account number and taxpayer identification number.

25. What kind of reports will be sent to participants in the Plan?

You will receive a quarterly statement of account activity. Supplemental account statements will be provided for any month in which you make a cash investment or deposit or transfer or withdraw shares. You will also receive transaction statements promptly after each sale of shares under the Plan. You should retain these statements in order to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

ADDITIONAL INFORMATION

26. How would a stock split or stock dividend affect my account?

Any shares resulting from a stock split or stock dividend paid on shares held in custody for you by the Plan Administrator will be credited to your book-entry position. Of course, you may request a certificate at any time for any or all of your shares.

27. Can I vote my Plan shares?

Under the Plan, participants may purchase only shares of Kelly Services Class A Common Stock. As a general rule, shares of Class A Common Stock are non-voting. As a result, you will generally not be sent a proxy statement in connection with meetings of Kelly Services shareholders, including the annual meeting, and will not be entitled to vote at those meetings.

Under the Delaware General Corporation Law, however, there are certain conditions where shares of Class A Common Stock would have a right to vote. Please refer to the Section below entitled "Description of Capital Stock Voting" for more information on the limited voting rights of shares of Class A Common Stock. In that case, you will be sent a proxy statement, together with a proxy card. This proxy card, when duly signed and returned, will be voted as you indicate. Fractional shares will be aggregated and voted in accordance with the participant's directions. If the proxy card is not returned or if it is returned unsigned, the shares will not be voted.

28. Can the Plan be changed?

We may add to, modify or discontinue the Plan at any time. We will send you written notice of any significant changes.

Upon discontinuance of the Plan, we will return to you any uninvested automatic deductions from your bank account, any uninvested optional cash investments or initial investment, issue free of charge a certificate for full shares credited to your account and pay you in cash for any fractional shares credited to your account.


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29. What are the responsibilities of Kelly Services and the Plan
Administrator?

Neither Kelly Services nor the Plan Administrator, EquiServe, L.P., will be liable for any act, or for any failure to act as long as they have made good faith efforts to carry out the terms of the Plan, as described in this Prospectus and on the forms that accompany each investment or activity.

Participants should recognize that neither Kelly Services nor the Plan Administrator can promise a profit or protect against a loss on the Class A Common Stock purchased under the Plan.

Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by Kelly Services Board of Directors at its discretion, depending upon future earnings, the financial condition of Kelly Services and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

FEDERAL INCOME TAX CONSEQUENCES

You should consult with your tax advisor for a complete analysis of the tax consequences of participating in the Plan. Cash dividends reinvested under the Plan will be taxable for U.S. Federal income tax purposes as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Plan Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income.

You will not realize a gain or loss for U.S. Federal income tax purposes upon a transfer of shares to the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize a gain or loss when shares are sold. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis thereof. In order to determine the tax basis for shares in your account, you should retain all account and transaction statements.

Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Plan Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with Internal Revenue Service regulations. Where applicable, this withholding tax is determined by treaty between the U.S. and the country in which the participant resides. In addition, dividends paid on shares in Plan accounts are subject to the backup withholding provisions of the Internal Revenue code. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for investment in additional shares of Kelly Services Class A Common Stock.

USE OF PROCEEDS

Kelly Services will receive proceeds from the purchase of Class A Common Stock pursuant to the Plan only to the extent that such purchases are made directly from it, and not from open


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market purchases by the Administrator. Proceeds received by Kelly Services (the amount of which cannot be estimated) will be used for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

This section contains a description of our capital stock. This description includes not only our Class A Common Stock, but also our Class B Common Stock, which affect the Class A Common Stock. This description summarizes some of the provisions of our Certificate of Incorporation, a copy of which has been filed as exhibit 3.2 to our quarterly report on Form 10-Q for the quarter ended June 30, 1996, which form is incorporated in this registration statement by reference. If you want more complete information, you should read the provisions of our Certificate of Incorporation that are important to you. Our authorized capital stock consists of 100,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock. As of March 22, 1999, we had outstanding 32,270,788 shares of Class A Common Stock and 3,567,329 shares of Class B Common Stock.

Rights to Dividends and on Liquidation.

Each share of Class A Common Stock and Class B Common Stock is entitled to share equally in dividends when and as declared by our Board of Directors; provided, that (1) no cash dividend payable on the shares of the Class B Common Stock can be declared unless the Board of Directors at the same time declares a cash dividend on the shares of the Class A Common Stock at a rate which is not less than the rate of the cash dividend payable on the shares of the Class B Common Stock (but a cash dividend may be declared on the Class A Common Stock without declaring a cash dividend on the Class B Common Stock), and (2) no dividend payable in shares of the Class B Common Stock can be declared on the Class A Common Stock (but a dividend payable in shares of Class A Common Stock may be declared on the Class A Common Stock or the Class B Common Stock and a dividend payable in shares of Class B Common Stock may be declared on the Class B Common Stock). Upon liquidation, each share of Class A Common Stock and Class B Common Stock is entitled to share equally in our assets available for distribution to the holders of those shares.

Voting.

All voting power is vested exclusively in the holders of Class B Common Stock. Except as provided in the Delaware General Corporation Law, shares of Class A Common Stock have no voting rights. Under the Delaware General Corporation Law, however, under certain conditions shares of Class A Common Stock would have a right to vote on a proposal to amend Kelly Services' Certificate of Incorporation, a merger or consolidation of Kelly Services, a proposal to sell, lease or exchange all or substantially all of the assets of Kelly Services, or a proposal to voluntarily dissolve Kelly Services.

Conversion of Class B Common Stock.

Each share of Class B Common Stock is convertible, at the option of the shareholder and at any time, into one share of Class A Common Stock.


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Preemptive Rights.

Holders of Class B Common Stock have the preemptive right to purchase additional shares of Class B Common Stock (or any other voting stock or any security convertible into voting stock) issued at anytime by Kelly Services. Holders of Class A Common Stock do not have preemptive rights to purchase additional securities if Kelly Services issues additional securities.

EXPERTS

The financial statements incorporated in this prospectus by reference to the 1998 Annual Report on Form 10-K of Kelly Services, Inc. for the year ended January 3, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said form as experts in accounting and auditing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and By-laws of Kelly Services provide for indemnification of directors and officers and other persons in certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Kelly Services pursuant to the foregoing provisions, Kelly Services has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

         o Government Filings. We file annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document that we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at www.sec.gov.

         o Stock Market. Shares of Kelly Services Class A Common Stock are traded as "National Market Securities" on the Nasdaq National Market. Material filed by Kelly Services can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

         o Information Incorporated by Reference. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the

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SEC will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed:

         1. Kelly Services' Annual Report on Form 10-K for the year ended January 3, 1999.

         2. The description of the Class A Common Stock of Kelly Services, Inc., which is contained in the registration statement of Kelly Services, Inc. filed on Form 8-A, dated June 14, 1984.

         3. Kelly Services' Proxy Statement on Form 14A for its 1999 annual meeting.

         4. Kelly Services' Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

You may request free copies of these filings by writing or telephoning us at the following address:

                           Kelly Services, Inc.
                           999 West Big Beaver Road
                           Troy, Michigan  48084
                           (248) 362-4444
                           Attn: Philomena Catullo


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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*.

         SEC Registration Fee                                  $ 7,558.13
         Printing and Distribution of Prospectus                 1,500.00
         Accountants' Fees and Expenses                          2,500.00
         Legal Fees and Expenses                                 6,000.00
         Miscellaneous Fees and Expenses                                0
                  Total                                        $17,558.13

*All amounts, other than the Registration Fee, are estimated and subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article THIRTEENTH of the registrant's Certificate of Incorporation provides that no director of the registrant will be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article VII, Sections 7 and 8, of the registrant's By-Laws provides that a director or office, or former director or officer, of the registrant, and each person who serves at the request of the registrant as a director or officer of another corporation in which the registrant owns stock or is a creditor, and such person's heirs, executors, and administrators, will be indemnified by the registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding whether civil, criminal, administrative or investigative to which he or she may be made a party by reason of any alleged acts or omissions of such director or officer. The indemnification would only be provided if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

In addition, if such action or suit is one by or in the right of the registrant, such person will not receive indemnification if he or she has been adjudged to be liable to the registrant unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Moreover, under Article VII, Section 9, of the registrant's By-Laws, to the extent that a director or officer of the registrant has been successful on the merits or otherwise in defense of any


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action, suit or proceeding referred to in Section 7 or 8 of Article VII, or in defense of any claim, issue or matter therein, he or she will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Section 145 of the General Corporation Law of the State of Delaware sets forth the applicable terms, conditions and limitations governing the indemnification of officers, directors and other persons.

In addition, the registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors.

ITEM 16. EXHIBITS.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.                    Description
-----------                    -----------

 5        Opinion of Miller, Canfield, Paddock and Stone, P.L.C.

 23.1     Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in
          Exhibit 5 above)

 23.2 Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants

 24       Powers of Attorney from Directors and Principal Executive Officer

 99.1     Introduction Letter to Existing Shareholders

 99.2     Introduction Letter to New Investors


ITEM 17. UNDERTAKINGS. The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

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                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on this 25th day of May, 1999.


                                  Kelly Services, Inc.

                                  /s/ W. K. Gerber
                                  ----------------
                                  W. K. Gerber
                                  Executive Vice President and
                                  Chief Financial Officer
                                  (Principal Financial Officer and
                                  Principal Accounting
                                  Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on May 25, 1999:

                                  *_________________
                                   Terence E. Adderley
                                   Chairman, President and Chief Executive
                                   Officer and Director
                                   (Principal Executive Officer)

                                  *________________
                                   Maureen A. Fay, O.P.
                                   Director

                                  *________________
                                   Cedric V. Fricke
                                   Director

                                  *________________
                                   Verne G. Istock
                                   Director

                                  *________________
                                   B. Joseph White
                                   Director

                                  /s/ W. K. Gerber
                                  ----------------
                                  W. K. Gerber
                                  Executive Vice President and
                                  Chief Financial Officer
                                  (Principal Financial Officer and
                                  Principal Accounting Officer)


                                     20



*The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated officers and directors of the registrant pursuant to powers of attorney, executed on behalf of each such director.

                                  /s/ W. K. Gerber
                                  ----------------
                                  W. K. Gerber
                                  Attorney-in-Fact


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                       FORM S-3 REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
_____________________________________________________________________________

                              INDEX TO EXHIBITS

Exhibit No.                    Description
-----------                    -----------

  5           Opinion of Miller, Canfield, Paddock and Stone, P.L.C.

  23.1        Consent of Miller, Canfield, Paddock and Stone, P.L.C.
              (included in Exhibit 5 above)

  23.2        Consent of PricewaterhouseCoopers LLP, Independent
              Certified Public Accountants

  24          Powers of Attorney from Directors and Principal Executive
              Officer

  99.1        Introduction Letter to Existing Shareholders

  99.2        Introduction Letter to New Investors


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